Exhibit 99.2

CHARLOTTE RUSSE ANNOUNCES

ADDITION TO ITS BOARD OF DIRECTORS

SAN DIEGO, California, February 9, 2006 – Charlotte Russe Holding, Inc. (Nasdaq/NM: CHIC) announced today that Jennifer C. Salopek has been appointed to its board of directors.

Ms. Salopek is a Principal with ARC Business Advisors, LLC, a New York City based firm that provides strategic advisory services to businesses and investors in the apparel, retail and consumer industries. During the year prior to co-founding this firm in July 2005, she was Executive Vice President of Strategy with Tommy Hilfiger Corporation.

Ms. Salopek’s previous consulting experience included five years as a Partner with PricewaterhouseCoopers Consulting and its successor, IBM Business Consulting Services, after having served as Senior Vice President during her five year employment at Calvin Klein, Inc. She began her professional career at the accounting firm of Price Waterhouse, where she became a Certified Public Accountant, and moved to New York to join its Management Horizons retail consulting practice.

In addition to serving on the board of directors, Ms. Salopek will serve as a member of the company’s audit committee.

Bernard Zeichner, Chairman of the Board, commented: “We are pleased to have Jennifer Salopek join our board, and we look forward to benefiting from her thorough knowledge of apparel retailing.”

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to projections of our future results of operations or of our financial condition, our anticipated growth strategies and projected new store openings, successful repositioning of our Rampage brand, integration of our recently hired senior executives, and general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A complete description of these factors, as well as others that could affect the company’s business, is set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 7, 2005.

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CONTACT: Daniel T. Carter, Chief Financial Officer of Charlotte Russe, 858-490-2430/